Exhibit 8.1
CORPORATE ORGANIZATIONAL CHART
  Note: All entities are organized in the Republic of the Marshall Islands.
OCEANSHIP OWNERS LIMITED OCEANWEALTH OWNERS LIMITED OCEANVENTURE OWNERS LIMITED OCEANRESOURCES OWNERS LIMITED OCEANSTRENGTH OWNERS LIMITED OCEANENERGY OWNERS LIMITED OCEANTRADE OWNERS LIMITED OCEANPRIME OWNERS LIMITED OCEANCLARITY OWNERS LIMITED KIFISSIA STAR OWNERS INC. OCEANFIGHTER OWNERS INC. OCEANSHIP SHAREHOLDINGS LIMITED OCEANWEALTH SHAREHOLDINGS LIMITED OCEANVENTURE SHAREHOLDINGS LIMITED OCEANRESOURCES SHAREHOLDINGS LIMITED OCEANSTRENGTH SHAREHOLDINGS LIMITED OCEANENERGY SHAREHOLDINGS LIMITED OCEANTRADE SHAREHOLDINGS LIMITED OCEANPRIME SHAREHOLDINGS LIMITED OCEANCLARITY SHAREHOLDING LIMITED KIFISSIA STAR SHAREHOLDERS INC. OCEANFIGHTER SHAREHOLDERS INC. M/V TRENTON M/V PIERRE M/V AUSTIN M/V JUNEAU M/V LANSING M/V HELENA M/V TOPEKA M/V RICHMOND M/T PINK SANDS M/V AUGUSTA M/T OLINDA OCEANFREIGHT INC. OCEAN FAITH OWNERS INC. OCEAN FAITH SHAREHOLDERS INC. M/T TIGANI OCEAN BLUE SPIRIT OWNERS INC. OCEAN BLUE SPIRIT SHAREHOLDERS INC. M/T TAMARA